UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2006

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Item 7.01. Regulation FD Disclosure

The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 and Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On January 18, 2006, Advanced Micro Devices, Inc. (the “Company”) announced its results of operations and financial condition as of and for the year ended and quarter ended December 25, 2005 in a press release that is attached hereto as Exhibit 99.1.

The Company’s earnings release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the text of the press release.

EBITDA is presented in the earnings release. EBITDA was determined by adjusting net income (loss) for interest income, interest expense, income tax, depreciation and amortization. Although EBITDA is not a GAAP financial measure, it is calculated and communicated by the Company because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

The Company’s calculation of EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view EBITDA as an alternative to the GAAP measures of net income as a measure of performance, or cash flows from operating, investing and financing activities as a measure of liquidity. In addition, EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of EBITDA to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

The Company has also presented non-GAAP pro forma financial information to exclude the results of operations of its Memory Products segment and Spansion Inc. (formerly Spansion LLC), its former majority-owned subsidiary which completed its initial public offering (IPO) on December 21, 2005, as well as the non-cash charge on disposition of equity interest in Spansion Inc. As a result of the IPO, the Company’s financial results of operations include Spansion’s results only through December 20, 2005. Moreover, the Company’s ownership in Spansion was reduced from 60 percent to approximately 37.9 percent and therefore the Company will no longer consolidate Spansion’s results of operations in the Company’s financial results, but instead will utilize the equity method of accounting to reflect its share of Spansion’s net income. Because the comparison of fourth quarter consolidated financial results to previous periods does not correlate directly, the Company has provided non-GAAP financial data that exclude the results of operations of Spansion Inc. and the Memory Products segment because the Company believes this non-GAAP presentation will aid investors by presenting the Company’s current and historical results in a form that will be more consistent with the presentation of future operating results. The Company has provided reconciliation within the press release to reconcile these non-GAAP financial data to the most directly comparable GAAP financials.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release dated January 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: January 18, 2006	By:	/S/ ROBERT J. RIVET
Robert J. Rivet
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 18, 2006.